===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                       -----------------------------------


       Date of Report (Date of earliest event reported): January 22, 1997



                                 NCO Group, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Pennsylvania                        0-21639                            23-2858652
------------------------------------  -------------------------------   ---------------------------------
  (State or other jurisdiction of       (Commission File Number)                 (I.R.S. Employer
   incorporation or organization)                                             Identification Number)



                                1740 Walton Road
                       Blue Bell, Pennsylvania 19422-0987
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (610) 832-1440
                                                           --------------

===============================================================================

         NCO Group, Inc. is amending Item 7(a) and Item 7(b) of: (i) its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 1997 with respect to the acquisition of the stock of Goodyear & Associates, Inc. ("Goodyear") to supply certain financial statements and pro forma financial information; (ii) its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 1997 with respect to the acquisition of substantially all of the assets of Tele-Research Center, Inc. and Strategic Information, Inc. (collectively, "TRC") to supply certain pro forma financial information and to indicate that no financial statements are required or are being filed with respect to such acquisition; and (iii) its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 1997 with respect to the acquisition of substantially all of the assets of CMSA/R Services, Inc. ("CMSA/R") to supply certain financial statements and pro forma financial information.

         Based on a review of the requirements of Form 8-K and Regulation S-X, the Company believes that financial statements and pro-forma financial information with respect to the Goodyear, TRC and CMSA/R acquisitions are not required; however, the Company is voluntarily providing the information contained herein.


Item 7.  Financial Statements and Exhibits.

                  The following financial statements and pro forma financial information are being filed as part of this report:

     (a) Financial Statements of Businesses Acquired.

         Financial Statements of Goodyear:

         Report of Independent Accountants
         Balance Sheets as of December 31, 1996 and 1995
         Statements of Operations and Retained Earnings for the years ended December 31, 1996 and 1995
         Statements of Cash Flows for the years
                  ended December 31, 1996 and 1995
         Notes to Financial Statements

         Financial Statements of CMSA/R:

         Report of Independent Accountants
         Balance Sheets as of December 31, 1996 and 1995
         Statements of Income for the years
                  ended December 31, 1996 and 1995
         Statements of Common Stockholder's Equity for the years
           ended December 31, 1996 and 1995
         Statements of Cash Flows for the years
                  ended December 31, 1996 and 1995
         Notes to Financial Statements

     (b) Pro Forma Financial Information.

         Basis of Presentation
         Pro Forma Consolidated Balance Sheets as of December 31, 1996 Pro Forma Consolidated Statements of Income for the year ended
                  December 31, 1996
         Notes to Consolidated Pro Forma Financial Statements

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NCO GROUP, INC.

                                       By:  /s/ Steven L. Winokur
                                            ----------------------------
                                            Vice President, Finance
                                            and Chief Financial Officer



Date:   April 7, 1997

Coopers                  Coopers & Lybrand L.L.P.
& Lybrand
                         a professional services firm






                   REPORT ON AUDITS OF FINANCIAL STATEMENTS OF

                           GOODYEAR & ASSOCIATES, INC.

                        as of December 31, 1996 and 1995

Coopers                  Coopers & Lybrand L.L.P.
& Lybrand
                         a professional services firm

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------

To the  Board of Directors and Stockholder
Goodyear & Associates, Inc.:


We have audited the accompanying balance sheets of Goodyear & Associates, Inc. (the "Company") as of December 31, 1996 and 1995, and related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goodyear & Associates, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             /s/ Coopers & Lybrand, LLP


Charlotte, North Carolina
January 10, 1997

                          GOODYEAR & ASSOCIATES, INC.

                                 BALANCE SHEETS

                           December 31, 1996 and 1995

                                   ----------

          ASSETS                                       1996           1995
          ------                                       ----           ----

Current assets:
  Cash                                            $161,490          $   4,975
  Cash held for clients                             83,124            437,430
  Accounts receivable                              435,774            428,112
  Prepaid expenses                                  53,964             51,219
                                                ----------         ----------
     Total current assets                          734,352            921,736

Furniture and equipment, net                       514,110            461,485
Cash surrender value of life insurance policies     26,777             24,119
                                                ----------         ----------
                                                $1,275,239         $1,407,340
                                                ==========         ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of capital lease obligations  $   82,117        $    68,249
  Current portion of long-term debt                                    33,590
  Accounts payable                                  52,252             19,476
  Accrued liabilities                              157,431            126,783
  Income taxes payable                              11,200              9,900
  Collections due to clients                        83,124            437,430
                                                ----------         ----------
    Total current liabilities                      386,124            695,428
Capital lease obligations, net of current
 portion                                            95,041            113,035
Long-term debt, net of current portion                                  5,912
Deferred income taxes                               53,306             35,306
                                                ----------         ----------
    Total liabilities                              534,471            849,681
                                                ----------         ----------
Stockholder's equity:
  Common stock, $10 par value; 10,000 shares
   authorized; 500 shares issued and
   outstanding                                       5,000              5,000
                                                ----------         ----------
  Retained earnings                                735,768            552,659
                                                ----------         ----------
    Total stockholder's equity                     740,768            557,659
                                                ----------         ----------
                                                $1,275,239         $1,407,340
                                                ==========         ==========



    The accompanying notes are an integral part of the financial statements.

                          GOODYEAR & ASSOCIATES, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                 for the years ended December 31, 1996 and 1995

                                   ----------

                                                       1996           1995
                                                       ----           ----

Operating revenue                               $5,454,500         $4,030,557
Operating expenses                               5,128,774          3,747,742
                                                ----------         ----------
    Operating income                               325,726            282,815
                                                ----------         ----------
Other income (expense):
  Loss on disposition of assets                                       (41,901)
  Interest expense                                 (27,253)           (25,099)
  Other income                                       1,636             34,353
                                                ----------         ----------
                                                   (25,617)           (32,647)
                                                ----------         ----------

    Income before income taxes                     300,109            250,168
Provision for income taxes                         117,000            100,000
                                                ----------         ----------
    Net income                                     183,109            150,168
Retained earnings, beginning of year               552,659            402,491
                                                ----------         ----------
Retained earnings, end of year                  $  735,768         $  552,659
                                                ==========         ==========



    The accompanying notes are an integral part of the financial statements.

                           GOODYEAR & ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS

                 for the years ended December 31, 1996 and 1995

                                  -----------

                                                         1996           1995
                                                         ----           ----

Cash flows from operating activities:
  Net income                                           $183,109       $150,168
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                        169,323        106,820
   Deferred income taxes                                 18,000         12,100
   Loss on disposition of furniture and equipment                       41,901
   Changes in operating assets and liabilities:
      Accounts receivable                                (7,662)       (26,214)
      Prepaid expenses                                   (2,745)       (35,094)
      Accounts payable                                   32,776         19,476
      Accrued liabilities                                30,648          3,097
      Income taxes payable                                1,300       (135,668)
                                                       --------       --------
         Net cash provided by operating activities      424,749        136,586
                                                       --------       --------
Cash flows from investing activities:
  Additions to furniture and equipment                 (114,129)      (184,386)
  Increase in cash surrender value of life
   insurance policies                                    (2,658)        (3,581)
  Proceeds from sale of furniture and equipment                         15,441
                                                       --------       --------
         Net cash used in investing activities         (116,787)      (172,526)
                                                       --------       --------
Cash flows from financing activities:
  Cash overdraft                                                        22,968
  Proceeds from long-term debt                           75,000         50,000
  Repayment of long-term debt                          (114,502)       (10,498)
  Repayment of capitalized lease obligations           (111,945)       (59,851)
                                                       --------       --------
         Net cash provided by (used in) by
           financing activities                        (151,447)         2,619
                                                       --------       --------
         Net increase (decrease) in cash                156,515        (33,321)
Cash, beginning of year                                   4,975         38,296
                                                       --------       --------
Cash, end of year                                     $ 161,490       $  4,975
                                                      =========       ========


Supplemental disclosure of cash flow information:
  Cash paid for interest                              $  27,253       $ 25,099
                                                      =========       ========
  Cash paid for income taxes                          $  98,326       $193,647
                                                      =========       ========
  Noncash transaction, lease obligation
   incurred for equipment                             $ 107,819       $186,986
                                                      =========       ========

    The accompanying notes are an integral part of the financial statements.

                           GOODYEAR & ASSOCIATES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                  ------------

1. Description of Organization and Summary of Significant Accounting Policies:

   ORGANIZATION -- Goodyear & Associates, Inc. (The "Company") was incorporated, under the laws of the State of North Carolina, on July 29, 1974. The Company is engaged principally in the collection of past due accounts for corporate customers principally located in the southeastern United States. Approximately forty-six percent of the Company's accounts receivable at December 31, 1996 were due from four customers who are owned by a common parent.

   USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   CASH -- Cash consists principally of demand deposits which are held by two high-quality financial institutions.

   CASH HELD FOR CLIENTS -- Cash held for clients consists primarily of demand deposits resulting from cash collected on behalf of and payable to the Company's clients.

   FURNITURE AND EQUIPMENT -- Furniture and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the assets or lease term, if shorter. Additions and improvements are capitalized and repair and maintenance costs are charged to expenses as incurred.

   INCOME TAXES -- The Company has adopted the provisions of Financial Accounting Standard (FAS) 109, "Accounting for Income Taxes", for the purposes of reporting deferred income tax liabilities. Deferred income tax liabilities result principally from temporary differences in depreciation and amortization reported for income tax and financial reporting purposes.

                           GOODYEAR & ASSOCIATES, INC.

                                 -------------

2. Furniture and Equipment:

   Furniture and equipment consist of the following at December 31:

                                                  1996                1995
                                                  ----                ----

Office furniture and equipment                  $  730,272          $605,466
Vehicles                                             6,772            12,730
Equipment under capital lease                      348,150           249,326
                                                ----------          --------
                                                 1,085,194           867,522
Less accumulated depreciation and amortization     571,084           406,037
                                                ----------          --------
                                                $  514,110          $461,485
                                                ==========          ========

   Depreciation expense was $105,390 and $69,060 in 1996 and 1995, respectively. Amortization expense on equipment under capital lease was $63,933 and $39,760 in 1996 and 1995, respectively. Accumulated amortization on equipment under capital lease was $112,352 and $48,418 at December 31, 1996 and 1995, respectively.

3. Lease Obligations:

   The Company leases certain equipment under capital leases. The lease obligations are collateralized by the related leased equipment. Future minimum leases payments at December 31, 1996 under the capital lease are as follows:

          1997                                           $93,884
          1998                                            75,906
          1999                                            27,284
                                                         -------
                                                         197,074
          Less amounts representing interest              19,916
                                                         -------
          Present value of net minimum lease payments    177,158
          Less current portion                            82,117
                                                         -------
                                                        $ 95,041
                                                        ========

                           GOODYEAR & ASSOCIATES, INC.

                                  ------------

3. Lease Obligations, continued:

   The Company leases office space and automobiles under noncancelable operating leases. Future minimum payments at December 31, 1996 under noncancelable operating leases as follows:

          1997                                          $224,738
          1998                                           215,678
          1999                                           209,187
          2000                                            34,864
                                                         -------
          Total                                         $684,467
                                                        ========

   Total rental expense under the leases was $221,590 in 1996 and $171,761 in 1995.


4. Financing Arrangements:

   The Company has a line of credit of $200,000 expiring in March 31, 1997, with an interest rate of prime plus .50% at December 31, 1996. There were no borrowings under the line of credit at December 31, 1996. The Company intends to renew the line of credit under similar terms and conditions during 1997.


5. Income Taxes.

   The income tax provision for the years ended December 31 consisted of the following:

                                                  1996           1995
                                                  ----           ----

           Current                              $ 99,000        $ 87,900
           Deferred                               18,000          12,100
                                                --------        --------
                                                $117,000        $100,000
                                                ========        ========

   Deferred income tax liabilities of $53,306 and $35,306 at December 31, 1996 and 1995, respectively, result principally from temporary differences in capital lease amortization and depreciation reported for income tax and financial reporting purposes.

                           GOODYEAR & ASSOCIATES, INC.

                                  ------------

6. Related Party Transactions:

   As of December 31, 1995, the Company had a receivable from its stockholder included in accounts receivable in the amount of $16,127.

   During 1995, the Company paid $8,250 to its stockholder for rent of office space.


7. Retirement Plan:

   The Company sponsors a deferred 401(k) savings plan benefitting substantially all employees. In 1996 and 1995, the Company matched employee contributions at a rate of fifty (50) percent to a maximum of four (4) percent of employee annual salary. The Company's 401(k) contribution totaled approximately $41,000 in 1996 and $32,300 in 1995.

                              ARTHUR ANDERSEN LLP





                             CMS A/R SERVICES, INC.

                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1996 AND 1995

                         TOGETHER WITH AUDITORS' REPORT

                              ARTHUR ANDERSEN LLP

                    Report of Independent Public Accountants


To the  Board of Directors
CMS A/R Services, Inc.:


We have audited the accompanying balance sheets of CMS A/R SERVICES, INC. (a Michigan corporation and wholly owned subsidiary of CMS Utility Services, Inc.) as of December 31, 1996 and 1995, and the related statements of income, common stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMS A/R Services, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                             /s/ Arthur Andersen, LLP


Detroit, Michigan
February 21, 1997

                             CMS A/R SERVICES, INC.

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1996 AND 1995




          ASSETS                                       1996           1995
          ------                                       ----           ----

CURRENT ASSETS:
  Cash and cash equivalents                     $  356,078        $    84,194
  Accounts receivable:
    Affiliates                                     148,180            154,240
    Customers                                      983,755            641,538
  Other                                             78,033             88,122
                                                ----------         ----------
     Total current assets                        1,566,046            968,094
                                                ----------         ----------
PROPERTY AND EQUIPMENT:
  Furniture and fixtures                           290,705            241,411
  Office equipment                               2,437,638          2,355,056
  Capital leases                                   887,217            891,880
                                                ----------         ----------
                                                 3,615,560          3,488,347

  Less -- accumulated depreciation and
    amortization                                (2,576,925)        (2,682,570)
                                                ----------         ----------
      Net property and equipment                 1,038,635            805,777
                                                ----------         ----------
OTHER ASSETS:
  Deferred taxes                                   876,000            967,000
  Other                                             90,567             87,164
                                                ----------         ----------
      Total other assets                           966,567          1,054,164
                                                ----------         ----------
      Total assets                              $3,571,248         $2,828,035
                                                ==========         ==========


LIABILITIES AND COMMON STOCKHOLDER'S EQUITY            1996           1995
          ------                                       ----           ----

CURRENT LIABILITIES:
  Accounts payable:
    Affiliates                                  $  254,773         $   33,425
    Trade                                          371,191            114,697
  Note payable to affiliate                         83,000            372,000
  Capital lease obligations                        183,862            190,835
  Accrued expenses                                 448,808            378,877
                                                ----------         ----------
     Total current liabilities                   1,341,634          1,089,834
                                                ----------         ----------
NON-CURRENT LIABILITIES:
  Capital lease obligations                        520,940            330,573
  Deferred taxes                                     5,895                 --
  Postretirement benefits                          697,022            784,716
  Other                                              4,008              4,674
                                                ----------         ----------
     Total non-current liabilities               1,227,865          1,119,963
                                                 ---------          ---------
COMMON STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 100,000
   shares authorized; 51,510 shares
   issued and outstanding                           51,510             51,510
  Additional paid-in capital                     4,618,490          4,618,490
  Revaluation capital                                1,848                 --
  Accumulated deficit                           (3,670,099)        (4,051,762)
                                                ----------         ----------
      Total common stockholder's equity          1,001,749            618,238
                                                ----------         ----------
      Total liabilities and common
       stockholder's equity                     $3,571,248         $2,828,035
                                                ==========         ==========


    The accompanying notes are an integral part of the financial statements.

                             CMS A/R SERVICES, INC.

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                           1996         1995
                                                          ------       ------

OPERATING REVENUES                                     $6,790,849    $5,031,023

OPERATING EXPENSES:
  Operating                                             5,618,532     4,279,390
  Depreciation and amortization                           295,021       263,213
  General taxes                                           242,809       213,580
                                                       ----------    ----------
    Total operating expenses                            6,156,362     4,756,183
                                                       ----------    ----------
PRETAX OPERATING INCOME                                   634,487       274,840

OTHER INCOME (EXPENSE):
  Interest income                                          20,473        33,829
  Interest expense                                        (66,193)      (37,039)
                                                       ----------    ----------
    Total other income (expense)                          (45,720)       (3,210)
                                                       ----------    ----------
INCOME BEFORE INCOME TAXES                                588,767       271,630

PROVISION FOR INCOME TAXES                                207,104        95,907
                                                       ----------    ----------
NET INCOME                                             $  381,663    $  175,723
                                                       ==========    ==========


    The accompanying notes are an integral part of the financial statements.

                             CMS A/R SERVICES, INC.

                    STATEMENTS OF COMMON STOCKHOLDER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                          Additional
                                 Common    Paid-in     Revaluation  Accumulated
                                  Stock    Capital       Capital      Deficit
                                 ------   ----------   -----------  -----------

BALANCE AT JANUARY 1, 1995      $51,510   $4,618,490     $   --     $(4,227,485)

  Net income                         --           --         --         175,723
                                -------   ----------     ------     -----------

BALANCE AT DECEMBER 31, 1995     51,510    4,618,490         --      (4,051,762)

  Net income                         --           --         --         381,663

  Change in unrealized
    investment -- gain               --           --      1,848              --
                                -------   ----------     ------     -----------

BALANCE AT DECEMBER 31, 1996    $51,510   $4,618,490     $1,848     $(3,670,099)
                                =======   ==========     ======     ===========


    The accompanying notes are an integral part of the financial statements.

                             CMS A/R SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                           1996         1995
                                                          ------       ------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                             $ 381,663    $ 175,723
 Adjustments to reconcile net income to net
  cash provided from operations--
   Depreciation                                           295,021      263,213
   Unrealized gain                                          1,848           --
   Deferred taxes                                          96,895       70,000
   Changes in assets and liabilities that provided
    (used) cash--
      Accounts receivable                                (336,157)    (411,462)
      Other current assets                                 10,089      (46,978)
      Other non-current assets                             (3,403)      (1,237)
      Accounts payable                                    477,842      (43,333)
      Accrued expenses                                     69,931      287,941
      Other non-current liabilities                       (88,360)     (98,329)
                                                        ---------    ---------
      Net cash flows provided by operating activities     905,369      195,538
                                                        ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES--
 Purchases of property and equipment, net                (133,380)    (226,750)
 Proceeds from sale of equipment                               --       21,094
                                                        ---------    ---------
      Net cash flows used in investing activities        (133,380)    (205,656)
                                                        ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital lease payments of long-term debt                (211,105)    (111,340)
 Borrowings (payments) on note payable to
  affiliate, net                                         (289,000)     167,000
                                                        ---------    ---------
      Net cash flows provided by (used in) financing
       activities                                        (500,105)      55,660
                                                        ---------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                 271,884       45,542

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR             84,194       38,652
                                                        ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                $ 356,078    $  84,194
                                                        =========    =========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid during the year for--
  Interest                                              $  66,193    $  37,039
                                                        =========    =========
   Income taxes                                         $ 100,000    $  78,000
                                                        =========    =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS --

 Property and equipment acquired through capital leases $ 394,499    $ 431,183
                                                        =========    =========

    The accompanying notes are an integral part of the financial statements.

                             CMS A/R SERVICES, INC.


                          NOTES TO FINANCIAL STATEMENTS


(1) SIGNIFICANT ACCOUNTING POLICIES

   CMS A/R Services, Inc. (the "Company"), a Michigan corporation, is a wholly owned subsidiary of CMS Utility Services, Inc. (the "Parent") and a second-tier subsidiary of CMS Enterprises Company which is a wholly owned subsidiary of CMS Energy Corporation (the "Ultimate Parent"). The Company is engaged in the business of providing receivables management, teleservices and accounts collection services.

   Revenue Recognition

   Revenues are generally recognized at the time the related service is provided to the customer. During the years ended December 31, 1996 and 1995, 53% and 55%, respectively, of operating revenues and as of December 31, 1996 and 1995, 68% and 28%, respectively, of outstanding accounts receivable were from two customers (Consumers Energy Company and Commonwealth Edison Company).

   Income Taxes

   Pursuant to a Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", deferred tax assets and liabilities are determined at the end of each period based on differences between the financial statement bases of assets and liabilities and the tax bases of those same assets and liabilities, using the currently enacted statutory tax rates. Deferred income tax expense is measured by the change in the net deferred income tax assets or liabilities during the year.

   Property and Equipment

   Property and equipment consists of furniture, fixtures, equipment and capital leases (see Note 2), which are stated at cost less accumulated depreciation and amortization.

   Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets. Asset lives range from 5 to 7 years for furniture, fixtures and equipment.

                             CMS A/R SERVICES, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



   Basis of Presentation

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash Flows

   All highly liquid investments purchased with original maturities of three months or less are considered to be cash equivalents.

(2) LEASES

   The Company leases certain property and equipment used in its operations. As of December 31, 1996, the future minimum lease payments under noncancelable capital and operating leases are as follows:


                                                        Capital      Operating
                                                         Leases       Leases
                                                         ------       ------

         1997                                           $232,464     $171,456
         1998                                            218,064       13,728
         1999                                            203,664           --
         2000                                            158,709           --
                                                        --------     --------
               Total minimum lease payments              812,901     $185,184
                                                                     ========
         Less -- amount representing interest            108,099
                                                         -------
         Capital lease obligations                      $704,802
                                                        ========


   Rent expense under operating leases amounted to $230,308 and $216,636 for the years ended December 31, 1996 and 1995, respectively.

                             CMS A/R SERVICES, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)



(3) BENEFIT PLANS

   Pension

   The Company participates in the Ultimate Parent's trusted non-contributory defined benefit pension plan ("the Plan"). The Company's assets and accumulated and projected benefit obligations are not distinguishable from the aggregate amounts of such assets and obligations in the Plan. As of December 31, 1996 and 1995, the fair value of the Plan's assets exceed both the accumulated and projected benefit obligation. Pension expense for the years ended December 31, 1996 and 1995 was approximately $23,000 and $32,000, respectively.

   For the years ended December 31, 1996 and 1995, the weighted average discount rate was 7.75% and 7.5%, respectively, the assumed rate of compensation increase was 4.0% and 4.5%, respectively, and the expected long-term rate of return on assets was 9.25% for both years.

   Other Postretirement Benefits

   The Company provides health care and life insurance benefit plans for its employees and retirees through its participation in the Ultimate Parent's plans ("the postretirement plans"). The postretirement plans are noncontributory and are being funded under the Internal Revenue Code guidelines.

   As of December 31, 1996, the actuary assumed that retiree health care costs would increase 8.5 percent in 1997 then decrease gradually to 6 percent in 2004 and thereafter. The health care cost trend rate assumption significantly affects the amounts reported. For example, a 1 percentage point increase in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by approximately 16% and the aggregate of the service and interest cost components of net periodic postretirement benefits costs for 1996 by approximately 22%.

                             CMS A/R SERVICES, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


   The weighted average discount rate used for the years ended December 31, 1996 and 1995 was 7.75% and 7.5%, respectively. The expected long-term rate on plan assets for the years ended December 31, 1996 and 1995 was 7.0% for both years. The 1996 and 1995 net postretirement benefits costs for the health care benefits and life insurance benefits were comprised of $24,152 and $30,346 for service, respectively, and $78,032 and $110,349 for interest, respectively.

   The Company's accumulated and projected benefit obligations are not distinguishable from the aggregate amounts of the postretirement plans. The recorded liability included in the accompanying Balance Sheets is based on an allocation of the Ultimate Parent's obligations under the postretirement plans. The obligations have been allocated to the Company primarily based on the number of its employees compared to the total number of employees of the Ultimate Parent.

   Supplemental Executive Retirement Plan ("SERP")

   Certain management employees qualify for benefits under the Ultimate Parent's SERP. The SERP expense for the years ended December 31, 1996 and 1995 was $6,785 and $290, respectively. In 1988, a trust was established and partially funded. The SERP is a non-qualified plan under the Internal Revenue Code and the trust assets are included in the consolidated assets of the Company. As of December 31, 1996 and 1995, the Company's trust assets were $90,567 and $87,614, respectively, and the projected benefit obligation was $57,239 and $50,454, respectively. An unrealized gain on the trust assets of $1,848 was recognized in 1996.

(4) INCOME TAXES

   The Company joins the Ultimate Parent in filing a consolidated tax return. Income taxes are generally allocated to each subsidiary based on their separate taxable amount. The Company practices full deferred accounting for temporary differences. Any alternative minimum tax ("AMT") paid generally becomes a tax credit that can be carried forward indefinitely to reduce regular tax liabilities in future periods when regular taxes paid exceed the tax calculated for AMT.

                             CMS A/R SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


The principal components of the Company's deferred tax assets (liabilities) recognized in the accompanying Balance Sheets as of December 31 are as follows:

                                                      1996                1995
                                                   ---------            --------
Property and equipment                              $ 16,000            $ 35,000
AMT carryforward                                     639,000             685,000
Employee benefit obligations (includes
 postretirement benefits)                            221,000             246,000
Other                                                 (5,895)              1,000
                                                   ---------            --------
               Total deferred tax assets, net       $870,105            $967,000
                                                   =========            ========

Gross deferred tax assets                           $876,000            $967,000
Gross deferred tax liabilities                        (5,895)                 --
                                                   ---------            --------
               Total deferred tax assets, net       $870,105            $967,000
                                                   =========            ========


The components of the Company's provision for income taxes for the years ended December 31 are as follows:

                                                      1996                1995
                                                   ---------            --------
Current federal income taxes                        $110,209            $ 25,907
Deferred income taxes                                 96,895              70,000
                                                   ---------            --------
Provision for income taxes                          $207,104            $ 95,907
                                                   =========            ========

                             CMS A/R SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



(5) RELATED PARTY TRANSACTIONS

During the years ended December 31, 1996 and 1995, the Company transacted with several companies affiliated by common ownership.

The Company invoiced Consumers Energy Company, an affiliate owned by the Ultimate Parent, $2,412,409 and $2,399,499 for collection and credit card services provided during the years ended December 31, 1996 and 1995, respectively. As of December 31, 1996 and 1995, $134,885 and $115,184, respectively, were included in accounts receivable - affiliates in the accompanying Balance Sheets.

The Company funds its obligation under its postretirement benefit plan through the Ultimate Parent. For the year ended December 31, 1996, the Ultimate Parent had funded for the Company $189,878 of this obligation. This amount is included in accounts payable - affiliates as of December 31, 1996 in the accompanying Balance Sheets.


(6) NOTE PAYABLE TO AFFILIATE

The Company funds its working capital requirements through intercompany borrowings from the Parent and invests any cash in excess of current working capital requirements with the Parent. The Company was in a borrowing position of $83,000 and $372,000 as of December 31, 1996 and 1995, respectively. These are reflected in the accompanying Balance Sheets as note payable to affiliate.


(7) SUBSEQUENT EVENT

On January 21, 1997, the Company entered into an asset purchase agreement with an unrelated third party providing for the sale of substantially all of the Company's assets exclusively associated with its receivables management, teleservices and accounts collection business.

                   Pro Forma Consolidated Financial Statements

                              Basis of Presentation


The Pro Forma Consolidated Balance Sheet as of December 31, 1996 and the Pro Forma Consolidated Statement of Income for the year ended December 31, 1996 are based on the historical financial statements of NCO Group, Inc. (NCO), Management Adjustment Bureau, Inc. (MAB), Goodyear & Associates, Inc. (Goodyear), CMS A/R Services (CMSA/R), and Tele-Research Center, Inc. (TRC). The Pro Forma Consolidated Balance Sheet has been prepared assuming the Goodyear, CMSA/R and TRC acquisitions occurred on December 31, 1996. The Pro Forma Consolidated Statement of Income for the year ended December 31, 1996 has been prepared assuming the MAB, Goodyear, CMSA/R and TRC acquisitions occurred on January 1, 1996.

The Pro Forma Consolidated Financial Statements do not purport to represent what NCO's actual results of operations or financial position would have been had the acquisitions occurred as of such dates, or to project NCO's results of operations or financial position for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Goodyear, CMSA/R and TRC are preliminary and the final allocations may differ from the amounts reflected herein. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the other financial statements and notes thereto filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                 NCO GROUP, INC.
                      Pro Forma Consolidated Balance Sheets
                                December 31, 1996
                                   (Unaudited)

                                                   NCO Group,   Goodyear &     CMS A/R   Tele-Research    Acquisition     Pro Forma
                       ASSETS                         Inc.      Associates     Services       Inc.        Adjustments      Combined
                                                  ------------- ------------ ------------ -------------- ------------    ----------
Current assets:
    Cash and cash equivalents                      $12,058,798   $  161,490   $  356,078  $  13,741   $  (4,500,000)(1) $ 4,609,457
                                                                                                            (30,000)(1)
                                                                                                         (3,100,000)(2)
                                                                                                            (30,000)(2)
                                                                                                           (298,909)(2)
                                                                                                            (13,741)(3)
                                                                                                             (8,000)(3)
    Accounts receivable, trade, net of
       allowance for doubtful accounts               4,701,364      435,774    1,131,935     71,422         129,755 (2)   6,398,828
                                                                                                            (71,422)(3)
    Other current assets                               499,815       53,964       78,033     16,981         (48,266)(2)     583,546
                                                                                                            (16,981)(3)
                                                   ------------  -----------  ----------- ----------   -------------     ----------
         Total current assets                       17,259,977      651,228    1,566,046    102,144      (7,987,564)     11,591,831

Funds held in trust for clients

Property and equipment, net                          2,830,062      514,110    1,038,635      8,854        (264,110)(1)   3,615,329
                                                                                                           (523,368)(2)
                                                                                                             11,146 (3)
Other assets:
    Intangibles,  net of accumulated
       amortization                                 14,673,155                                            5,223,342 (1)  25,062,604
                                                                                                          3,486,107 (2)
                                                                                                          1,680,000 (3)

    Deferred taxes                                      70,760                   876,000                   (876,000)(2)      70,760
    Deferred financing costs                           684,390                                                              684,390
    Other assets                                       308,011       26,777       90,567                    (90,567)(2)     334,788
                                                  ------------- ------------ ------------ ---------- ---------------    -----------
          Total other assets                        15,736,316       26,777      966,567          -       9,422,882      26,152,542
                                                  ------------- ------------ ------------ ---------- ---------------    -----------
Total assets                                       $35,826,355   $1,192,115   $3,571,248  $ 110,998   $     658,986     $41,359,702
                                                  ============= ============ ============ ========== ===============    ===========









   The accompanying notes are an integral part of this consolidated statement.

                                 NCO GROUP, INC.
                      Pro Forma Consolidated Balance Sheets
                                December 31, 1996
                                   (Unaudited)

                                                   NCO Group,   Goodyear &     CMS A/R   Tele-Research    Acquisition     Pro Forma
  LIABILITIES AND SHAREHOLDERS' EQUITY               Inc.      Associates     Services       Inc.        Adjustments      Combined
                                                  -----------  -----------   ---------   -------------   ------------    ----------
Current liabilities:
    Long-term debt, current portion              $    46,946   $       -     $      -     $       -       $       -     $    46,946
    Capitalized lease obligations, current
        portion                                       62,131      82,117      183,862                      (183,862)(2)     144,248
    Corporate taxes payable                          216,709      11,200                                                    227,909
    Accounts payable                                 657,647      52,252      625,964                      (625,964)(2)     709,899
    Accrued expenses                               1,044,536     157,431      448,808         38,425        270,000 (1)   1,783,967
                                                                                                            220,000 (2)
                                                                                                           (448,808)(2)
                                                                                                             92,000 (3)
                                                                                                            (38,425)(3)
    Accrued compensation and related expenses      1,376,982                                  26,496        (26,496)(3)   1,376,982
    Unearned revenue, net of related costs           225,817                                                                225,817
    Other current liabilities                                                  83,000                       (83,000)(2)           -
                                                 -----------  ----------     --------    -----------      -------------- ----------
         Total current liabilities                 3,630,768     303,000    1,341,634         64,921       (824,555)      4,515,768

Long-term liabilities:
    Long term debt, net of current portion         1,091,901                                                900,000 (1)   5,591,901
                                                                                                          2,000,000 (2)
                                                                                                          1,600,000 (3)
    Capitalized lease obligations,
          net of current portion                     385,683     95,041       520,940                      (520,940)(2)     480,724
    Other liabilities                                            53,306       706,925                      (706,925)(2)      53,306
    Unearned revenue, net of related costs            70,385                                                                 70,385

Commitments and contingencies

Shareholders' equity:
    Preferred stock, no par value,
         5,000,000 shares authorized,
         no shares issued and outstanding
    Common stock,  no par value, 25,000,000
        shares authorized, 6,713,447 and
        4,213,447 shares issued and outstanding
        at December 31, 1996 and 1995
        respectively                              29,362,326      5,000        51,510          1,000        (5,000)(1)   29,362,326
                                                                                                           (51,000)(2)
                                                                                                            (1,000)(3)
    Additional paid in capital                                              4,620,338                   (4,620,338)(2)
    Unexercised warrants                             396,054                                                                396,054
    Retained earnings                                889,238    735,768    (3,670,099)        45,077       (735,768)(1)     889,238
                                                                                                          3,670,099 (2)
                                                                                                            (45,077)(3)
                                                 -----------  ----------     --------    -----------      -------------- ----------
          Total shareholders' equity              30,647,618    740,768     1,001,749         46,077     (1,788,594)     30,647,618
                                                 -----------  ----------     --------    -----------      -------------- ----------
Total liabilities and shareholders' equity       $35,826,355 $1,192,115    $3,571,248   $    110,998    $   658,986     $41,359,702
                                                 =========== ==========    ==========   ============    ===========     ===========


   The accompanying notes are an integral part of this consolidated statement.

                                 NCO GROUP, INC.
                   Pro Forma Consolidated Statements of Income
                      For the Year Ended December 31, 1996
                                   (Unaudited)


                                                                Historical
                               --------------------------------------------------------------------------
                                 NCO Group,      Management     Goodyear &     CMS A/R     Tele-Research
                                    Inc.       Adj. Bureau(4)   Associates     Services        Inc.
                               -------------   -------------------- ------  -------------  --------------
Revenue                        $30,760,452     $   9,162,744    $5,454,500  $   6,790,849  $  1,917,607

Operating costs and expenses:
 Payroll and related expenses   14,651,384         5,870,416     3,339,926      2,933,754     1,139,791



 Selling, general and
  administrative expenses       10,032,216         3,255,089     1,619,526      2,927,587       633,426
  Depreciation and amortization
    expense                      1,253,867           337,295       169,322        295,021        11,341
                               -----------     -------------    ----------   ------------  ------------
    Total operating costs and
     expense                    25,937,467         9,462,800     5,128,774      6,156,362     1,784,558
                                -----------     -------------    ----------   ------------  ------------
 Income from operations          4,822,985          (300,056)      325,726        634,487       133,049

Other income (expense):
    Interest and investment
      income                       242,380                                         20,473
    Interest expense              (817,951)          (50,974)      (27,253)       (66,193)          (75)
    Other                                                            1,636
                                -----------     -------------    ----------   ------------  ------------
                                  (575,571)          (50,974)      (25,617)       (45,720)          (75)
                                -----------     -------------    ----------   ------------  ------------
Income before provision
   for income taxes              4,247,414          (351,030)      300,109        588,767       132,974

Income tax expense                 612,748            83,924       117,000        207,104
                                -----------     -------------    ----------   ------------  ------------

Net  income (loss)             $ 3,634,666      $   (434,954)    $ 183,109    $   381,663   $    132,974
                               ===========      ============     =========    ===========   ============


Pro forma:
    Historical income before
     income taxes
    Pro forma provision for
     income taxes

    Pro forma net income


    Pro forma net income
     per share

    Pro forma weighted
      average shares
      outstanding


RESTUBBED TABLE

                                   Acquisition   Pro Forma
                                   Adjustments   Combined
                                   -----------  ----------
Revenue                                          $54,086,152

Operating costs and expenses:
 Payroll and related expenses      (376,175)(5)   26,358,496
                                   (543,200)(6)
                                   (451,400)(8)
                                    (84,000)(9)
                                   (122,000)
 Selling, general and
  administrative expenses                         18,467,844(7)
  Depreciation and amortization
    expense                         126,462 (11)   2,193,308
                                 ----------       ----------
    Total operating costs and
     expense                     (1,353,366)      47,019,648
                                 ----------       ----------
 Income from operations           1,353,366        7,066,504

Other income (expense):
    Interest and investment
      income                                         262,853
    Interest expense                359,470 (12)    (602,976)
    Other                                              1,636
                                 ----------       ----------
                                    359,470         (338,487)
                                 ----------       ----------
Income before provision
   for income taxes               1,712,836        6,728,017

Income tax expense                                 1,020,776
                                 ----------       ----------

Net  income (loss)               $1,712,836       $5,707,241
                                 ==========       ==========


Pro forma:
    Historical income before
     income taxes                                 $6,728,017
    Pro forma provision for
     income taxes                                  2,903,345(13)
                                                  ----------
    Pro forma net income                          $3,824,672
                                                  ==========

    Pro forma net income
     per share                                    $     0.61(14)
                                                  ==========
    Pro forma weighted
      average shares
      outstanding                                  6,242,660
                                                  ==========


   The accompanying notes are an integral part of this consolidated statement.

                              Notes to Consolidated
                         Pro Forma Financial Statements
                                   (Unaudited)


To date, all of the Company's acquisitions have been accounted for under the purchase method of accounting with the results of the acquired companies included in the Company's statements of income beginning on the date of acquisition.

(1) Gives effect to the acquisition of Goodyear, as if it occurred on December 31, 1996, for $4.5 million in cash and the issuance of a $900,000 convertible note payable to Goodyear's principal shareholder. In addition, the Company recognized $30,000 of direct closing costs related to the acquisition and accrued $270,000 of costs related to the termination of employees and other items. After allocating the purchase price to the estimated fair market value of the assets acquired and liabilities assumed, the Company recognized $5,223,342 of goodwill.

(2) Gives effect to the acquisition of CMSA/R, as if it occurred on December 31, 1996, for $5.1 million in cash of which $2,000,000 was borrowed from the Company's credit facility. In addition, the Company recognized $30,000 of direct closing costs related to the acquisition and accrued $220,000 of costs related to the termination of employees and other items. After allocating the purchase price to the estimated fair market value of the assets acquired and liabilities assumed, the Company recognized $3,486,107 of goodwill. The historical balance sheet presented for CMSA/R includes assets and liabilities of the acquired company which were not acquired in this transaction. These assets and liabilities have been eliminated for pro forma purposes.

(3) Gives effect to the acquisition of TRC, as if it occurred on December 31, 1996 for $1.6 million in cash which was borrowed from the Company's credit facility. In addition, the Company recognized $8,000 of direct closing costs related to the acquisition and accrued $92,000 of costs related to the acquisition. After allocating the purchase price to the estimated fair market value of the assets acquired and liabilities assumed, the Company recognized $1,680,000 of goodwill. The historical balance sheet presented for TRC includes assets and liabilities of the acquired company which were not acquired in this transaction. These assets and liabilities have been eliminated for pro forma purposes.


(4) Represents the results of operations prior to the acquisition of MAB in September 1996.

(5) Reflects the reduction in salary of MAB's principal shareholder (who is no longer active in the day-to-day operations of MAB's business), pursuant to a new employment agreement.

(6) Reflects the elimination of payroll and related expenses relating to the elimination of certain redundant collection and administration personnel costs immediately identifiable at the time of the acquisition of MAB.

                              Notes to Consolidated
                         Pro Forma Financial Statements
                                   (Unaudited)



(7) Includes a non-recurring charge of $190,000 recorded by MAB to account for potential losses related to certain repayment guarantees made on behalf of third parties.

(8) Reflects the reduction in salary of Goodyear's principal shareholders (who are no longer active in the day-to-day operations of Goodyear's business), pursuant to a new employment agreement.

(9) Reflects the elimination of payroll and related expenses relating to the elimination of certain redundant administration personnel costs immediately identifiable at the time of the acquisition of Goodyear.

(10) Reflects the elimination of payroll and related expenses relating to the elimination of certain redundant administration personnel costs immediately identifiable at the time of the acquisition of CMSA/R.

(11) Reflects amortization expense assuming MAB, Goodyear, CMSA/R and TRC had been acquired on January 1, 1996. In addition, reflects the elimination of depreciation and amortization expense related to assets revalued or not acquired by NCO as part of the acquisition of CMSA/R and TRC.

(12) Reflects the elimination of interest expense on current and long-term debt which was not assumed with the acquisitions, or was repaid with the proceeds of the Company's initial public offering as if the repayment had occurred on January 1, 1996. Also reflects the interest expense attributable to additional borrowings on the Company's credit facility in connection with the acquisition of CMSA/R and TRC.

(13) Reflects estimated provision for income taxes, at an assumed rate of 40% after giving consideration to non-deductible goodwill expenses, assuming the Company had converted from an S Corporation to a C Corporation on January 1, 1996.

(14) Pro forma net income per share was computed by dividing the pro forma net income for the year ended December 31, 1996 by the pro forma weighted average number of shares outstanding. Pro forma weighted average shares outstanding are based on the weighted average number of shares outstanding including common share equivalents giving retroactive effect as of January 1, 1996 to the 46.56-for-one stock split and the issuance of 1,604,620 shares of common stock (at $13.00 per share) net of estimated underwriting discounts and offering expenses payable by the Company, to result in net proceeds sufficient to finance the $3.2 million S Corporation distribution and repay $15,000,000 of acquisition-related debt.